UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (date of earliest event reported): FEBRUARY 22, 2008
VERMILLION, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31617 (Commission File Number)	33-059-5156 (I.R.S. Employer Identification Number)
6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)
(510) 505-2100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 27, Vermillion, Inc. (the “Company”) announced that on February 22, 2008 it received a letter from The NASDAQ Stock Market LLC that indicated the Company is not in compliance with Marketplace Rule 4310(c)(3), which requires it to have (i) a minimum of $2,500,000 in stockholders’ equity; (ii) $35,000,000 in market value of listed securities; or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.
     In accordance with Marketplace Rule 4310(c)(8)(C), the Company has been afforded 30 calendar days, or until March 24, 2008, to regain compliance. If, at any time prior to March 24, 2008, the market value of the Company’s common stock is $35,000,000 or more for at least 10 consecutive business days, NASDAQ may determine that the Company has regained compliance. If the Company does not regain compliance by March 24, 2008, NASDAQ will provide written notification that the Company’s securities are subject to delisting. At that time, the Company may request a hearing before a NASDAQ Listing Qualifications Panel. The Company’s securities would remain listed pending the issuance of a decision by the Panel.
     A copy of the Company’s press release announcing receipt of the deficiency notification from Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) EXHIBITS.

EXHIBIT NO.	DESCRIPTION
99.1	Press release issued by Vermillion, Inc. on February 27, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERMILLION, INC. (Registrant)
Date: February 27, 2008	By:	/s/ QUN ZHOU
Qun Zhou
Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release issued by Vermillion, Inc. on February 27, 2008